                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

FORM 8-K/A No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 1997
                                                 ------------
Specialty Chemical Resources, Inc.
----------------------------------
(Exact Name of Registrant as Specified in Charter)

         Delaware                      1-11013                    34-1366838
----------------------------    ------------------------     ------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)

                     9055 Freeway Drive, Macedonia, OH 44056
                    -----------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code (216) 468-1380.
                                                          ----------------

                       SPECIALTY CHEMICAL RESOURCES, INC.
                                    FORM 8-K

                                 CURRENT REPORT

         THIS AMENDMENT IS BEING FILED TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K, DATED JUNE 6, 1997, AMENDED ON AUGUST 5, 1997 TO ADD THE UNAUDITED INTERIM FINANCIAL STATEMENTS WHICH WERE PREVIOUSLY OMITTED.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  ----------------------------------------------------------
                  Exhibits.
                  ---------
                  a.       Audited Financial Statements of Businesses Acquired

                           (i)    Report of Independent Auditors for the
                                  years ended December 31, 1996, 1995 and 1994.

                  b.       Unaudited Interim Financial Statements of Businesses
                           Acquired

                  c.       Pro Forma Financial Information

                           (i) Unaudited Pro Forma Condensed Consolidated Statement of Income of Specialty Chemical Resources, Inc. (SCR) at March 31, 1997 and the Notes related thereto;
                           (ii) Unaudited Pro Forma Consolidated Balance Sheet of Specialty Chemical Resources, Inc. at
                                  March 31, 1997 and the Notes related thereto;
                           (iii) Unaudited Pro Forma Consolidated Statement of Income of Specialty Chemical Resources, Inc. for the Year ended December 31, 1996 and the Notes related thereto.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     SPECIALITY CHEMICAL RESOURCES, INC.


Dated: January 18, 1999              By: /s/ David F. Spink
               --                      ---------------------------------------
                                       David F. Spink, Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT

     The Board of Directors and Stockholder
     Hysan Corporation:

     We have audited the accompanying balance sheets of Hysan Corporation (the Company) as of December 31, 1996 and 1995, and the related statements of operations, stockholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hysan Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP


     Houston, Texas
     February 25, 1997

HYSAN CORPORATION

Balance Sheets

December 31, 1996 and 1995

========================================================================================
                                      ASSETS                       1996           1995
----------------------------------------------------------------------------------------
Current assets:
    Cash and Cash equivalents                                $   145,375          2,620
    Trade accounts receivable, less allowance for doubtful
       accounts of $10,866 in 1996 and $41,439 in 1995         1,787,871      1,978,380
    Other accounts receivable                                     33,708         89,556
    Inventory                                                  3,295,237      3,248,425
    Prepaid expenses                                             247,916        198,429
----------------------------------------------------------------------------------------
Total current assets                                           5,510,107      5,517,410

Property, plant, and equipment:
    Land                                                         144,176        144,176
    Buildings and improvements                                 1,888,388      1,702,766
    Buildings under capital lease                                 56,400           --
    Machinery and equipment                                    5,242,451      6,042,424
    Equipment under capital lease                                 45,000           --
    Furniture and fixtures                                       914,299        971,192
----------------------------------------------------------------------------------------
                                                               8,290,714      8,860,558
    Less accumulated depreciation and amortization            (5,406,431)    (5,879,001)
----------------------------------------------------------------------------------------
Net property, plant, and equipment                             2,884,283      2,981,557

Other assets                                                       3,025         28,926
----------------------------------------------------------------------------------------
                                                             $ 8,397,415      8,527,893
========================================================================================


See accompanying notes to financial statements


HYSAN CORPORATION

Balance Sheets

December 31, 1996 and 1995

===============================================================================================
                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)        1996            1995
-----------------------------------------------------------------------------------------------
Current liabilities:
    Accounts payable and accrued liabilities                      $  3,011,512       3,140,113
    Accounts payable to affiliates                                     507,048         536,682
    Notes payable to parent and bank                                 1,701,417       1,961,417
    Current maturities of long-term debt                                69,388         140,644
    Current maturities of obligations under
       capital leases                                                   50,857            --
-----------------------------------------------------------------------------------------------
Total current liabilities                                            5,340,222       5,778,856

Borrowings from Parent                                                    --         3,624,358

Long-term debt, less current maturities                                   --            92,402

Long-term obligations under capital leases -                            35,328            --
    net of current maturities

Stockholder's equity (deficit):
    Common stock, $1 par value
       Authorized, issued, and outstanding 1,000 shares                  1,000           1,000
    Additional paid-in capital                                      15,068,911       7,959,553
    Accumulated deficit                                            (12,048,046)     (8,928,276)
-----------------------------------------------------------------------------------------------
Total stockholder's equity (deficit)                                 3,021,865        (967,723)
-----------------------------------------------------------------------------------------------
                                                                  $  8,397,415       8,527,893
===============================================================================================


See accompanying notes to financial statements.


HYSAN CORPORATION

Statements of Operations

Years ended December 31, 1996, 1995 and 1994

============================================================================================================================
                                                                                  1996            1995            1994

Net sales                                                                  $     17,932,233      18,189,673     19,434,879

Cost of sales and expenses:
    Cost of sales                                                                15,800,809      16,134,021     18,168,797
    Selling, general, and administrative expenses                                 4,925,548       4,735,222      4,676,842
---------------------------------------------------------------------------------------------------------------------------

Operating loss                                                                   (2,794,124)     (2,679,570)    (3,410,760)

Interest expense                                                                    315,418         593,240        446,498

Other expense, net                                                                   10,228          32,718         10,578
---------------------------------------------------------------------------------------------------------------------------

Net loss                                                                   $     (3,119,770)     (3,305,528)    (3,867,836)
===========================================================================================================================


See accompanying notes to financial statements.


HYSAN CORPORATION

Statements of Stockholder's Equity (Deficit)

Years ended December 31, 1996, 1995 and 1994

=============================================================================================
                                                   Additional
                                       Common        paid-in     Accumulated
                                       stock         capital       deficit         Total
----------------------------------------------------------------------------------------------
Balance at December 31, 1993        $     1,000     7,959,553    (1,754,912)     6,205,641

Net loss                                   --            --      (3,867,836)    (3,867,836)
----------------------------------------------------------------------------------------------
Balance at December 31, 1994        $     1,000     7,959,553    (5,622,748)     2,337,805

Net loss                                   --            --      (3,305,528)    (3,305,528)
----------------------------------------------------------------------------------------------
Balance at December 31, 1995              1,000     7,959,553    (8,928,276)      (967,723)

Capital contributions from Parent          --       7,109,358          --        7,109,358

Net loss                                   --            --      (3,119,770)    (3,119,770)
----------------------------------------------------------------------------------------------
Balance at December 31, 1996        $     1,000    15,068,911   (12,048,046)     3,021,865
==============================================================================================

See accompanying notes to financial statements.


HYSAN CORPORATION

Statements of Cash Flows

Years ended December 31, 1996, 1995 and 1994
=========================================================================================================================
                                                                                  1996           1995           1994
-------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net loss                                                                  $(3,119,770)    (3,305,528)    (3,867,836)
    Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                                            644,345        637,879        659,652
         Loss (gain) on disposal of property,
            plant, and equipment                                                      688         90,498        (12,274)
         Changes in assets and liabilities:
            Decrease in trade and other accounts receivable                       246,357        156,732        461,306
            Decrease (increase) in inventory                                      (46,812)     1,256,653      1,129,396
            Decrease (increase) in prepaid expenses and other assets              (23,586)       122,461         57,859
            (Decrease) increase in accounts payable to affiliates                 (29,634)       215,227       (308,384)
            (Decrease) increase in accounts payable and accrued liabilities      (128,601)      (380,029)        97,301
-------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                          (2,457,013)    (1,206,107)    (1,782,980)
-------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Purchases of property, plant, and equipment                                  (422,182)       (96,254)      (257,333)
    Proceeds from sale of property, plant, and equipment                            2,500         57,005         18,500
-------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                            (419,682)       (39,249)      (238,833)
-------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                         --           53,943         15,876
    (Decrease) increase in notes payable to bank                                 (260,000)      (500,000)       146,417
    Principal payments on long-term debt                                         (205,550)       (39,962)       (77,753)
    Due to parent                                                                    --        1,689,431      1,934,927
    Capital contributions by Parent                                             3,485,000           --             --
    Decrease in short-term investment                                                --           25,000          2,582
-------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                       3,019,450      1,228,412      2,022,049
-------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                   142,755        (16,944)           236

Cash and cash equivalents at beginning of year                                      2,620         19,564         19,328
-------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                      $   145,375          2,620         19,564
=========================================================================================================================
Supplemental information - cash paid during the year for interest             $   314,650        624,601        410,836
=========================================================================================================================
Supplemental disclosure of non-cash activities:
Contribution of borrowings from Parent to stockholders' equity                $ 3,624,358           --             --
=========================================================================================================================

See accompanying notes to financial statements.

HYSAN CORPORATION

Notes to Financial Statements

December 31, 1996, 1995 and 1994

================================================================================
 (1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              BASIS OF PRESENTATION

        Hysan Corporation (the Company), a specialty chemical manufacturer, is a wholly owned subsidiary of WEDGE Energy Group, Inc. (the Parent).

              INVENTORY

        Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

              PROPERTY, PLANT, AND EQUIPMENT

        Property, plant, and equipment are stated at cost and are depreciated using the straight-line method over the following estimated useful lives:

================================================================================
                                                                          Years

        Buildings and improvements                                        5-31
        Machinery and equipment                                           5-25
        Furniture and fixtures                                            2-12
================================================================================

        Maintenance and repair costs are charged to operations, and replacements and betterments are capitalized.

        Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property, plant and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

              INCOME TAXES

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date.

              CASH EQUIVALENTS

        For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.


                                                                     (Continued)

HYSAN CORPORATION

Notes to Financial Statements

================================================================================


              CONCENTRATION OF CREDIT RISK

        The Company performs credit evaluation of its customers, but does not require collateral. Credit losses within the Company's customer base have been within management's expectations.

              USES OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              FINANCIAL INSTRUMENTS

        The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompany balance sheet approximates their fair value.

 (2)    AGREEMENTS AND OTHER TRANSACTIONS WITH RELATED PARTIES

              INCOME TAXES

        The Company is included in the consolidated federal income tax return with the Parent. Pursuant to a tax-sharing policy with the Parent, the annual provision or benefit for Federal income taxes is determined as though the Company filed a separate Federal income tax return. Any Federal income taxes currently due are paid directly to the Parent.

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:

================================================================================
                                                         1996           1995
--------------------------------------------------------------------------------
Deferred tax assets:
     Allowance for doubtful accounts                 $     3,694          8,853
     Net operating loss carryforwards                  3,762,782      2,739,991
     Other                                                90,634        112,607
--------------------------------------------------------------------------------
Total gross deferred tax assets                        3,857,110      2,861,451

Less valuation allowance                              (3,792,405)    (2,733,277)
--------------------------------------------------------------------------------
Net deferred tax assets                                   64,705        128,174

Deferred tax liabilities - differences between
     book and tax depreciation                            64,705        128,174
--------------------------------------------------------------------------------
Net deferred taxes                                   $      --             --
================================================================================

The benefits of net operating losses generated in 1996, 1995 and 1994 have been offset by a valuation allowance due to the uncertainty of the Company's ability to utilize such benefits in future periods.
                                                                  (Continued)

HYSAN CORPORATION

Notes to Financial Statements

================================================================================

              INSURANCE EXPENSE

        Insurance coverage is provided through an affiliate. The cost of this coverage was:

================================================================================
                                            1996            1995         1994
-------------------------------------------------------------------------------
        Insurance expense to affiliate    $ 351,348        401,005      532,448
-------------------------------------------------------------------------------

              LEASE AGREEMENTS

        The Company leases certain office space from an affiliate under an operating lease agreement which expires in August 1998. The lease agreement requires monthly lease payments of approximately $10,000. Rent expense paid to the affiliate was $114,281 in 1996, $126,646 in 1995, and $115,984 in 1994.

              SUPPORT FROM PARENT

        At December 31, 1995, the Company owed its Parent $3,624,358. This amount was comprised of $578,307 related to a promissory note due December 31, 1998 and $3,046,051 of borrowings under a borrowing arrangement which allowed the Company to borrow up to $4,000,000 from its Parent. These borrowings bear interest at Wells Fargo (formerly First Interstate Bank) prime plus 1%. Subsequent to December 31, 1995, the Company entered into an arrangement with its Parent whereby the Company converted the outstanding debt owed to the Parent to additional paid-in capital. In addition, the Company received capital contributions of $3,485,000 from the Parent in 1996. Management believes this will give the Company sufficient resources to continue its effort to restructure its operations and gain operational profitability.

        In recent years, the Company has incurred significant losses from operations. The Company has relied upon borrowing from its Parent to fund the cash deficiencies created by the operational losses. Recently, the Company has restructured its manufacturing operations and has closed certain facilities, consolidated certain job functions, and reduced the number of employees in an attempt to reduce the operational losses. While management feels these changes will have a positive impact on the future operations of the Company, there can be no assurance that operational profitability will be achieved.

              DUE TO PARENT AND AFFILIATES

        Amounts due to the Parent and affiliates included in current liabilities are funds advanced for operations and insurance.


                                                                     (Continued)

=======================================================================================================
(3)     INVENTORY

       Inventory consisted of the following:
-------------------------------------------------------------------------------------------------------
                                                                                  1996           1995
-------------------------------------------------------------------------------------------------------
       Raw materials and supplies                                          $ 1,612,274      1,217,444
       Work in process                                                         723,521      1,072,273
       Finished goods                                                          959,442        958,708
-------------------------------------------------------------------------------------------------------
                                                                           $ 3,295,237      3,248,425
-------------------------------------------------------------------------------------------------------

(4)   NOTES PAYABLE TO BANK

       Notes payable at December 31, 1996 and 1995 consisted of the following:

=======================================================================================================
                                                                                  1996           1995
-------------------------------------------------------------------------------------------------------
       $2,000,000 short-term revolving bank note secured by accounts receivable, inventory and general intangibles, due May 1,
            1997 and August 1, 1996 respectively, interest payable
            monthly at bank's prime rate plus 4% (12.25% at
            December 31, 1996)                                             $ 1,701,417      1,961,417
-------------------------------------------------------------------------------------------------------
                                                                           $ 1,701,417      1,961,417
=======================================================================================================
       Long-term debt at December 31, 1996 and 1995 consisted of the following:
=======================================================================================================
                                                                                  1996           1995
-------------------------------------------------------------------------------------------------------
       Long-term note payable in monthly installments
            of $4,167 through 1997                                         $    45,833        100,000
       Equipment note secured by equipment, payable
            in monthly installments of $8,183, including
            interest at 11.75%, through March 1997                              23,555        133,046
-------------------------------------------------------------------------------------------------------
                                                                                69,388        233,046

       Less current maturities                                                 (69,388)      (140,644)
-------------------------------------------------------------------------------------------------------
       Long-term debt, less current maturities                             $      --           92,402
=======================================================================================================

                                                                    (Continued)

HYSAN CORPORATION

Notes to Financial Statements

===============================================================================


        In 1995, the Company entered into an agreement to consolidate the unpaid balance of the short-term revolving bank note and term loan. The terms of the current agreement include monthly reductions on the revolving limit and full payment of the balance on May 1, 1997. Interest is payable monthly at bank's prime rate plus 4%. The Company is currently in compliance with the terms of the agreement.

        In addition, the Company entered into two capital lease agreements in 1996 relating to office space and equipment. The obligation outstanding for these capital leases at December 31, 1996 was $86,185 of which $50,857 is due in 1997.

 (5)    OBLIGATIONS UNDER CAPITAL LEASES

        The Company leases a filling machine and office facilities. The leases were classified as capital leases for financial reporting purposes.

        The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the lower of their related lease terms of their estimated productive lives.

        The filling machine lease expires on October 31, 1997. The office facilities lease expires in April 2000. Interest rates on these leases vary from 6% to 9%.

        The following is a schedule by year of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1996:

================================================================================
Year ending
December 31                                                       Total
--------------------------------------------------------------------------------
1997                                                            $56,614
1998                                                             16,842
1999                                                             16,842
2000                                                              5,615
--------------------------------------------------------------------------------
Total minimum lease payments                                     95,913

Less amount representing interest                                 9,728
--------------------------------------------------------------------------------
Present value of net minimum lease payments                      86,185

Less current portion                                             50,857
--------------------------------------------------------------------------------
                                                                $35,328
================================================================================

                                                                    (Continued)

HYSAN CORPORATION

Notes to Financial Statements

--------------------------------------------------------------------------------

        Interest expense reported on these obligations was $3,967 in 1996. The office facilities lease requires that the Company pay all operating expenses and related taxes.

(6)     COMMITMENTS AND CONTINGENCIES

              OPERATING LEASES

        Operating lease commitments consist primarily of building and equipment leases. Future minimum lease commitments under operating lease agreements are:

================================================================================
          Years ending                                            Operating
          December 31,                                             leases
--------------------------------------------------------------------------------
             1997                                                 $349,710
             1998                                                  191,824
             1999                                                   91,409
             2000                                                   85,302
             2001                                                   32,424
             Thereafter                                                 -
--------------------------------------------------------------------------------
                                                                  $750,669
================================================================================

        Rent expense was $701,413, $571,897 and $921,269 for 1996, 1995 and
        1994, respectively.

        The equipment lease agreements generally require the Company to pay personal property taxes, maintenance, and insurance premiums related to leased assets. Upon expiration of lease terms, the Company may purchase leased equipment at its then market value plus applicable sales taxes, or renew the lease agreements at the fair rental value of the equipment.

              LITIGATION

        In February 1996, the Company settled a lawsuit with a landlord of a rented facility. As part of the settlement, the Company has been released from any claims asserted for unpaid rent and the cost of repairs. The amounts owed under the settlement are reflected in the December 31, 1995 financial statements.

        During 1994, the Company manufactured and delivered a product to a customer that was sold under the customer's label. In November 1994, the customer received reports that certain cans of the product had ruptured and leaked. The customer undertook a program to recall the problem batch of product which allegedly ruptured and leaked, Subsequently, in January 1995, the customer filed suit to recover the costs of the recall program.

        In December 1995, the Company reached an agreement with the customer resulting in the payment of certain amounts and allowing the customer to purchase certain products at discounts off standard list prices.

                                                                    (Continued)

HYSAN CORPORATION

Notes to Financial Statements

--------------------------------------------------------------------------------

        The Company is involved in other claims and legal matters in the ordinary course of business. It is management's belief that these claims will not have a significant effect on the Company's financial position or results of operations.

 (7)    EMPLOYEE BENEFIT PLAN

        The Savings Plan for Employees of Hysan Corporation (the Plan) was established on January 1, 1987 under Sections 401(a) and 401(k) of the Internal Revenue Code. Nonunion employees who are at least 20-1/2 years of age are eligible to participate in the Plan. The Plan is funded by employee contributions and Company contributions. Employees may contribute to the Plan up to 15% of their salary. No Company contributions were made to the Plan during the years ended December 31, 1996, 1995 and 1994.

(8) EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITOR

        In May 1997, the Company sold the majority of its assets, excluding land and buildings and related improvements, to an unrelated party and ceased substantially all operations. Continuing operations consist primarily of liquidating remaining assets.

Item 7.b. Unaudited Interim Financial Statements of Businesses Acquired



                               Hysan Corporation

                            Condensed Balance Sheet
                             (Amounts in Thousands)

                                                  March 31, 1997
                                                   (Unaudited)
                                                   -----------
Current assets
  Cash and cash equivalents                          $    86
Accounts Receivable                                    1,771
Inventories                                            2,694
Other                                                    313
                                                     -------
Total current assets                                   4,864



Property, plant and equipment
  At cost                                              8,301
  Less accumulated depreciation
    and amortization                                  (5,567)
                                                     -------
                                                       2,734

Other assets                                               2

                                                     -------
      Total assets                                   $ 7,600
                                                     =======



See accompanying Notes to Financial Statements

                               Hysan Corporation

                             (Amounts in Thousands)



                                             March 31, 1997
                                              (Unaudited)
                                              -----------
Current liabilities
  Current maturities                             $1,688
  Accounts payable                                2,118
  Accrued expenses                                  928
                                                 ------
    Total current liabilities                     4,734

Long-term obligations                               635

Stockholders' equity                              2,231
                                                 ------
                                                 $7,600
                                                 ======



See accompanying Notes to Financial Statements

                               Hysan Corporation

                       Condensed Statement of Operations
                             (Amounts in Thousands)


                         For the 3 month period ended:


                                                             March 31, 1997
                                                               (Unaudited)
                                                               -----------
Net sales                                                         $3,768

Cost of goods sold                                                 3,558
                                                                  ------
  Gross profit                                                       210

Selling, general and administrative expenses                         714
                                                                  ------
  Operating profit                                                  (504)


Other (income) expense
  Interest expense                                                    62
  Other                                                              225
                                                                  ------
                                                                     287
                                                                  ------

    Earnings (loss) before income taxes                             (791)

Income taxes                                                           -
                                                                  ------
    Earnings (loss)                                               $ (791)
                                                                  ======



See accompanying Notes to Financial Statements

                               Hysan Corporation

                       Condensed Statement of Cash Flows
                             (Amounts in Thousands)


                         For the 3 month period ended:


                                                             March 31, 1997
                                                               (Unaudited)
                                                               -----------
Net cash (used) by operating activities                          $(649)

Net cash (used) by investing activities                            (10)

Cash flows from financing activities:
  Proceeds from parent                                             600
                                                                 -----

    Net (decrease) in cash and cash equivalents                    (59)

Cash and cash equivalents at beginning of period                   145
                                                                 -----
Cash and cash equivalents at end of period                       $  86
                                                                 =====



See accompanying Notes to Financial Statements

                               Hysan Corporation

                         Notes to Financial Statements



Note A -- Summary of Significant Accounting Policies


       The accompanying unaudited financial statements have been prepared by the management of Specialty Chemical from information acquired in the acquisition process that we believe is in conformity with generally accepted accounting principles and includes all normal adjustments of a recurring nature and are, in the opinion of current management, necessary to present fairly the financial position of Hysan at March 31, 1997 and the results of operations and cash flows for the interim period ended March 31, 1997.



Note B -- Inventories

       Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

       Hysan's inventories (amounts in Thousands) consisted of the following at:

                                             March 31, 1997
                                             --------------
       Raw materials                             $1,698
       Finished goods                               996
                                                 ------
         Total FIFO cost                         $2,694
                                                 ======

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following Pro Forma Condensed Consolidated Statements of Income for the three months ended March 31, 1997 and for the year ended December 31, 1996 present unaudited pro forma operating results for SCR as if the acquisition of certain assets of Hysan by the Company, which was consummated on May 22, 1997 (the "Transaction") had occurred as of the beginning of the periods presented. The following Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 presents the unaudited pro forma financial condition of SCR as if the Transactions had occurred as of March 31, 1997.

         The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent SCR's preliminary determination of the necessary adjustments and are based upon certain assumptions SCR considers reasonable under the circumstances. Final amounts may differ from those set forth below. The unaudited pro forma financial information presented does not consider any future events which may occur after the acquisition of the assets.

         THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE TRANSACTIONS BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF SCR FOLLOWING THE ACQUISITION OF ASSETS.

         The unaudited pro forma condensed financial information should be read in conjunction with the financial statements and the related notes thereto contained in (i) SCR's Annual Report on Form 10K for the year ended December 31, 1996, (ii) SCR's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (iii) the financial statements of Hysan and the notes thereto contained herein.


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                        Condensed Statement of Operations
                   For the 3 month period ended March 31, 1997
           (Amounts in thousands, except for share and per share data)

                                             SCR          Hysan        Adjustments
                                          March 31,      March 31,          For                 Adjusted
                                             1997          1997        Acquisition     Notes    Pro Forma
                                          ---------      ----------    -----------     -----    ---------
Net Sales                                 $ 10,197       $  3,768       ($ 1,065)        (1)    $ 12,900
                                                                          (1,004)        (1)
                                                                             (90)        (2)
Total Cost of Goods Sold                     8,169          3,558            (57)        (4)       10,576
                                          --------       --------       --------                 --------
Gross Margin                                 2,028            210             86                    2,324
         Selling, General &                                                   90         (2)
           Administration Expense            1,577            714           (375)        (3)        2,006

         Amortization of Intangibles           259            -0-            -0-                      259
                                          --------       --------       --------                 --------

Operating Income (loss)                        192           (504)           371                       59

         Interest Expense                      258             62            101         (5)          421

         Other                                 (22)           225           (225)        (3)          (22)
                                          --------       --------       --------                 --------

Net Income(Loss)Before Taxes                   (44)          (791)           495                     (340)

         Income Taxes(Benefit)                 -0-            -0-            -0-         (6)          -0-
                                          --------       --------       --------                  --------

Net Income (Loss)                              (44)          (791)           495                      (340)
                                          ========       ========       ========                  ========


Earnings(loss)per common share:          $   (.01)                                                $   (.09)

Weighted average shares outstanding:     3,882,102                                               3,882,102


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             Condensed Balance Sheets
                                 March 31, 1997
                             (Amounts in thousands)

                                               SCR         Hysan      Adjustments
                                             March 31,   March  31,      For                     Adjusted
                                               1997        1997       Acquisition      Notes    Pro Forma
                                            ---------    ---------    -----------      -----    ---------

Current Assets:
         Cash                                 $   134    $    86     $   (86)            (7)    $   134

         Accts. Rec                             5,446      1,771         110             (8)      7,327

         Inventory                              6,210      2,694          62             (8)      8,966

         Other Assets                             255        313        (152)            (7)        416
                                              -------    -------     -------                    -------
         Total Current Assets                  12,045      4,864         (66)                    16,843
                                              -------    -------     -------                    -------

Long-Term Assets:

                                                                      (1,424)            (7)
         Fixed Assets-Net                       9,637      2,734         677             (8)     11,624

         Goodwill                              21,041        -0-                                 21,041

         Other                                    233          2          (2)                       233
                                              -------    -------     -------                    -------

         Total Long Term Assets                30,911      2,736        (749)                    32,898
                                              -------    -------     -------                    -------

Total Assets                                   42,956      7,600        (815)                    49,741
                                              -------    -------     -------                    -------

Current Liabilities:

         Trade Payables                         3,549      2,118      (2,118)            (7)      3,549

         Other                                  1,213      2,616      (2,616)            (7)      1,213
                                              -------    -------     -------                    -------

         Total Current Liabilities:             4,762      4,734      (4,734)                     4,762

Long-Term Liabilities:

                                                                         (35)            (5)
         Long Term Obligations                 11,676         35       6,585             (5)     18,461
                                                                         200             (5)

         Payable to Parent                        -0-        600        (600)            (5)        -0-
                                              -------    -------     -------                    -------

         Total L-T Liabilities                 11,676        635       6,150                     18,461

Shareholders Equity                            26,518      2,231      (2,231)                    26,518
                                              -------    -------     -------                    -------
Total Liabilities & Equity                    $42,956    $ 7,600     $  (815)                   $49,741
                                              =======    =======     =======                    =======

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                        Condensed Statement of Operations
                      For the year ended December 31, 1996
           (Amounts in thousands, except for share and per share data)

                                                 SCR              Hysan          Adjustments
                                             December 31,      December 31,          For                              Adjusted
                                                1996              1996           Acquisition              Notes      Pro Forma
                                             -----------       -----------       -----------              ------      -----------
Net Sales                                    $    38,914       $    17,932       ($    3,136)               (1)      $    53,710
                                                                                      (3,042)               (1)
                                                                                        (360)               (2)
Total Cost of Goods Sold                          32,783            15,801              (226)               (4)           44,956
                                             -----------       -----------       -----------                         -----------

Gross Margin                                       6,131             2,131               492                               8,754
         Selling, General &                                                              360                (2)
           Administration Expense                  6,067             4,925            (3,567)               (3)            7,785

         Amortization of Intangibles                 907               -0-               -0-                                 907
                                             -----------       -----------       -----------                         -----------
Operating Income (loss)                             (843)           (2,794)            3,699                                  62

         Interest Expense                          1,059               316               334                (5)            1,709

         Other                                       (11)               10               (10)               (3)              (11)
                                             -----------       -----------       -----------                         -----------
Net Income(Loss)Before Taxes                      (1,891)           (3,120)            3,375                              (1,636)

         Income Taxes(Benefit)                      (128)              -0-               -0-                (6)             (128)
                                             -----------       -----------       -----------                         -----------
Net Income (Loss)                                 (1,763)           (3,120)            3,375                              (1,508)
                                             ===========       ===========       ===========                ==       ===========


Earnings(loss)per common share:              $      (.45)                                                            $      (.38)

Weighted average shares outstanding:           3,945,618                                                               3,945,618


Notes to Financial Statements:

Includes
--------

  (1) Adjustments to Hysan's net sales and cost of goods sold associated with business lost by Hysan during 1997.

  (2) To reclassify Hysan's historical costs for freight-out to customers from cost of goods sold to selling expense to conform them to the cost structure associated with the Company.

  (3) Removal of Hysan's Selling, General & Administrative and other expense which were not acquired and the addition of incremental SG&A by the Company in conjunction with the acquisition.

  (4) Reduced depreciation and amortization costs based upon the allocation of the purchase price of the Hysan acquisition.

  (5) Represents the elimination of Hysan debt and interest expense and the addition of $6,585 of new debt under the Company's amended financing agreement, and use of the line of credit of $200 for expenses related to this transaction.

  (6) Because of the Company's loss and tax position, no addition tax effect is included.

  (7) Represents the elimination of assets and liabilities reflected on the historical financial statements of Hysan but not acquired by the Company.

  (8) Represents adjustments associated with the allocation of the estimated purchase price for the Hysan acquisition. The purchase price related to the acquisition of Hysan was approximately $6,785 including $677 of related expenses. The purchase price is subject to adjustment based upon final disposition of accounts receivable and inventory. The allocation of the estimated purchase price for the acquisition is as follows:

                  Accounts Receivable............................  $1,881
                  Inventory......................................   2,756
                  Prepaid Expense................................     161
                  Fixed Assets...................................   1,987
                                                                   ------
                  Total..........................................  $6,785
                                                                   ======